                                                                  EXHIBIT 11

                   CENTURY SOUTH BANKS, INC. AND SUBSIDIARIES
                 Statement re Computation of Per Share Earnings

The following computations set forth the calculations of primary and fully diluted net income per common share and common share equivalent for the three month periods ended March 31, 1996 and 1995.

                                                       Primary                    Fully Diluted
                                                       Earnings                      Earnings
                                                       Per Share                    Per Share
                                                      -----------                -------------
                                                    (amounts in thousands, except per share data)

For the three months ended March 31, 1996:
 Net income                                            $     2,193                    2,193
                                                       ===========               ==========

 Weighted average number of common
  shares outstanding                                         7,761                    7,761
 Common share equivalents resulting
  from stock options                                            14                       14
                                                       -----------               ----------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                   $     7,775                    7,775
                                                       ===========               ==========

 Net income per common and
  common equivalent share                              $       .28                      .28
                                                       ===========               ==========


For the three months ended March 31, 1995:
 Net income                                            $     1,920                    1,920
                                                       ===========               ==========

 Weighted average number of common
  shares outstanding                                         7,761                    7,761
 Common share equivalents resulting
  from stock options                                            11                       12
                                                       -----------               ----------

 Adjusted weighted average number
  of common and common equivalent
  shares outstanding                                         7,772                    7,773
                                                       ===========               ==========

 Net income per common and
  common equivalent share                              $       .25                      .25
                                                       ===========               ==========
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